Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Vertex, Inc. on Form S-8 of our report dated March 27, 2020 (except for the effect of the stock split for the common stock and other subsequent events, discussed in Note 12, as to which the date is July 28, 2020) on the consolidated financial statements appearing in Form S-1 (333-239644) as amended on July 28, 2020 of Vertex, Inc.

/s/ Crowe LLP Crowe LLP
New York, New York July 28, 2020